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                                                                    EXHIBIT 10.2


                                LETTER OF INTENT

       Proposed Acquisition of Connectivity, Inc. ("Connectivity") by HOM
                               Corporation ("HOM")


         1. HOM and Connectivity will negotiate in good faith to produce a definitive agreement ("Definitive Agreement") whereby, on the basis of this Letter of Intent or as otherwise agreed by the parties hereto, HOM will acquire all the stock of Connectivity in exchange for 4,200,000 shares of its common stock, either by merging with a subsidiary of HOM or by exchanging HOM common stock for all the outstanding common stock of Connectivity. As a result, there would then be 7,608,667 shares of HOM common stock outstanding, of which the current shareholders of HOM would hold 3,408,667 shares, or 44.8%, of HOM common stock and the current shareholders of Connectivity would hold 4,200,000 shares, or 55.2%, of HOM common stock.

         2. The board of HOM will consist of five members, two of whom initially will be appointed by the board of directors of HOM and three of whom initially will be appointed by the board of directors of Connectivity.

         3. Connectivity or HOM will enter into an option, effective no later than the closing of the Definitive Agreement, to acquire Econo-Comm, Inc. d/b/a Mobile Communications ("Mobile") at any time within three years of such closing for $5,000,000 in cash or $6,000,000, payable $2,500,000 in cash and $3,500,000 in stock, valued at the then current market price of HOM common stock.

         4. Connectivity and Mobile will forthwith negotiate in good faith to produce a requirements contract between them for the exclusive distributorship by Connectivity of the products produced by Mobile, which requirements contract will contain provisions concerning such matters as pricing, product quantities and qualities and product development as are of the nature appropriate to a requirements contract under the marketing and production circumstances of Connectivity and Mobile.

         5. HOM will issue to its shareholders, effective immediately prior to the closing of the Definitive Agreement, one 10 year warrant ("Warrant") for each share of HOM common stock held, each Warrant to be exercisable at any time after the first anniversary of its issuance to purchase one share of HOM common stock for $1.50. The Warrants will bear a nominal value of $.01 a Warrant and may be redeemed by HOM at such value on 30 days' notice at any time that HOM common stock has traded at a price in excess of $2.50 a share on each business day during any 30 day period within the six months immediately preceding the date fixed for its redemption. HOM will cause the common stock issuable upon exercise of the Warrants (as distinguished from the Warrants themselves) to be registered under the Securities Act of 1933 at any time that the Warrants are exercisable and the market price of the Common Stock is $1.50 a share or more.

         6. Current management of HOM, with full support from the current management of Connectivity, will promptly initiate arrangements for a private placement (tentatively to be made only to accredited investors) to raise $3,000,000 or more through the issuance of securities of HOM. A security being considered for this purpose is a proposed convertible preferred stock that would have a dividend preference, possibly a fixed dividend after three or four years, a liquidation preference and the right to convert into common stock at or above the market price or other determined value of the HOM common stock at the time of offering the preferred stock. Commitments for not less than $1,500,000 will be a condition to the closing of the Definitive Agreement.

         7. HOM and Connectivity will forthwith exchange information to enable each to do full due diligence on the other. Connectivity will cause an audit of its financial statements to be performed so that such audited statements may be consolidated with the audited consolidated financial statements of HOM, HOM to pay for such audit but not the bookkeeping and accounting costs, if any, that may otherwise be incurred by Connectivity in connection with such financial statements. All information received by a party in connection with the transactions contemplated herein will be maintained on a confidential basis unless it otherwise becomes public without fault of such party or is required to


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be disclosed pursuant to applicable law or regulation. The parties hereto and their directors, officers, employees, consultants, agents and other advisors will keep this Letter of Intent, each agreement contemplated herein and the matters dealt with in this Letter of Intent and the agreements contemplated herein confidential until, in connection with the matters involving them, the parties involved agree otherwise or disclosure thereof is required by applicable law or regulation. The Definitive Agreement and the other agreements referred to herein must be acceptable to the Board of Directors of Connectivity and of HOM and, as to the option referred to in paragraph 3, the board of directors and shareholders of Mobile. This Letter of Intent does not represent an agreement between the parties, except as to the matters previously set forth in this paragraph 7 the obligations of which will survive any termination of this Letter of Intent, but represents the current basis the parties will use in an attempt to reach a Definitive Agreement and the other agreements referred to herein. This Letter of Intent may be terminated at any time by the agreement of HOM and Connectivity and will terminate automatically six months after the latest date set forth beneath the signatures below on behalf of HOM, Connectivity and Econo-Comm., Inc. Upon termination, all obligations of the parties hereunder will cease except for the matters previously set forth in this paragraph 7, which will survive for three years following termination. The Definitive Agreement, an option to acquire Mobile, a requirements contract, a warrant agreement, the terms of any private placement and the terms of any preferred stock, when effective, will supersede this Letter of Intent as to the matters set forth in such agreements.

                                                     HOM CORPORATION


                                                     By: Robert S. Wilson
                                                         -----------------------
                                                     Its: Chairman
                                                          ----------------------
                                                     Date: 5/22/01
                                                           ---------------------

                                                     CONNECTIVITY, INC.


                                                     By: Michael Gutowski
                                                         -----------------------
                                                     Its: (Pres)
                                                          ----------------------
                                                     Date: 5/18/01
                                                           ---------------------

This Letter of Intent is approved by Econo-Comm, Inc. solely for the purpose of indicating its agreement with paragraphs 3 and 4, above, its intention to negotiate appropriate agreements thereunder and its acceptance of the terms of paragraph 7 as if it were a party hereto.

                                                     ECONO-COMM, INC.


                                                     By: D. Gary Eichsteadt
                                                         -----------------------
                                                     Its: (Pres)
                                                          ----------------------
                                                     Date: 5/18/01
                                                           ---------------------

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